Exhibit 31

CERTIFICATIONS

I, K. Paul Singh, certify that:

1. I have reviewed this report on Form 10-K/A of Primus Telecommunications Group, Incorporated; and

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Dated: April 23, 2009	By:	/s/ K. PAUL SINGH
	Name:	K. Paul Singh
	Title:	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director

I, Thomas R. Kloster, certify that:

1.	I have reviewed this report on Form 10-K/A of Primus Telecommunications Group, Incorporated; and

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Dated: April 23, 2009	By:	/s/ THOMAS R. KLOSTER
	Name:	Thomas R. Kloster
	Title:	Chief Financial Officer (Principal Financial Officer)